Exhibit 99.1

Echo Global Logistics Announces Third Quarter 2012 Results

CHICAGO, October 25, 2012 — Echo Global Logistics, Inc. (Nasdaq: ECHO), a leading provider of technology-enabled transportation and supply chain management services, reported today financial results for the quarter ended September 30, 2012.

Echo reported Non-GAAP net income of $3.8 million and Non-GAAP fully diluted EPS of $0.17 per share.  Excluded from these results are the effects of changes in contingent consideration payable.

“Echo posted another strong quarter in terms of its revenue growth, achieving record revenue of over $192 million, which is an increase of more than 21% from the third quarter of 2011,” said Doug Waggoner, Chief Executive Officer of Echo.  Waggoner added, “This strong growth has been achieved in spite of a softer than anticipated overall freight environment, and was again driven by the investments we are making in our business.”

Third Quarter Highlights

•                  Total revenue was $192.7 million, an increase of 21.3% from the third quarter of 2011.

•                  Non-GAAP operating income totaled $6.3 million, an increase of 18.8% from the third quarter of 2011.*

•                  Non-GAAP operating margin was 17.3%, down 11 bps from the third quarter of 2011.*

•                  Non-GAAP net income increased 15.7% from the third quarter of 2011 to $3.8 million.*

•                  Non-GAAP fully diluted EPS increased 14.1% from the third quarter of 2011 to 17 cents per share.*

* All non-GAAP measures exclude the effects of changes in contingent consideration payable. For a reconciliation of each non-GAAP financial measure to the nearest comparable GAAP measure, see “Reconciliation to GAAP Operating Income, Operating Margin, Net Income and Fully Diluted EPS” included in this release.

Summarized financial results and select operating metrics follow:

	Three months ended September 30,
Amounts in 000,000s, except per share data	2012	2011	% change
	(unaudited)
Revenue:
Transactional	$132.5	$108.4	22.3%
Enterprise	$60.2	$50.6	19.0%
Total Revenue	192.7	159.0	21.3%

Net revenue	36.6	30.6	19.5%

Operating expenses
Commissions	10.4	9.3	11.7%
Selling, general and administrative	17.6	13.8	27.3%
Depreciation and amortization	2.3	2.2	5.5%
Total operating expenses (1)	30.3	25.3	19.7%

Non-GAAP Operating income (1)	6.3	5.3	18.8%

Other expense	0.1	0.1	51.8%
Non-GAAP Income before taxes (1)	6.2	5.2	18.3%

Income taxes (1)	2.4	1.9	22.5%

Non-GAAP net income (2)	3.8	3.3	15.7%

Non-GAAP EPS (2)	$0.17	$0.15	14.1%
Diluted shares	22.9	22.6

Reconciliation to GAAP Operating Income, Operating Margin, Net Income and EPS
Non-GAAP Operating Income (1)	6.3	5.3	18.8%
Change in contingent consideration payable	(0.0)	0.1	-98.1%
Operating Income	6.3	5.4	15.9%

Non-GAAP Operating Margin (1)	17.3%	17.4%	(11	)bps
Effect of change in contingent consideration payable	0.0%	0.4%	(42	)bps
Operating Margin (% of Net Revenue)	17.3%	17.8%	(53	)bps

Non-GAAP Net Income (2)	3.8	3.3	15.7%
Change in contingent consideration payable, net of tax effect	(0.0)	0.1	-101.9%
Net Income	3.8	3.4	12.9%

Non-GAAP Fully Diluted EPS (2)	$0.17	$0.15	14.1%
Change in contingent consideration payable, net of tax effect	(0.00)	0.00	-101.8%
Fully diluted EPS	$0.17	$0.15	11.3%

Operating Metrics
Net revenue margin	19.0%	19.3%	(28	)bps
Operating margin (% of net revenue) (1)	17.3%	17.4%	(11	)bps

Shipment volume	427,147	355,972	20.0%
Number of enterprise clients	197	169	16.6%
Total employees and agents	1,286	1,180	9.0%
Sales employees	595	545	9.2%
Sales agents	251	255	-1.6%
Less Than Truckload (LTL) Revenue %	45.7%	46.8%	(113	)bps
Truckload (TL) Revenue %	44.7%	44.7%	(5	)bps

(1) Amounts shown exclude the effects of changes in contingent consideration payable.

(2) Amounts shown exclude the tax effected changes in contingent consideration payable.

“Our third quarter results were largely driven by the organic growth in our business, as our enterprise revenue increased by 19% and our revenue per transactional sales representative also increased by over 15%,” said Dave Menzel, Chief Financial Officer of Echo.  He added, “The commitment to our long term strategy, of investing in our people and technology, has flattened operating margins in the current quarter, but we anticipate further expansion in 2013 as our business continues to scale.”

Business Outlook

Waggoner stated, “Based on the current operating environment as well as the anticipated growth that will result in the fourth quarter from our recent acquisition of Sharp Freight Systems, we anticipate our fourth quarter revenue to be in the range of $200 to $215 million and fully diluted EPS, excluding the tax effected changes in contingent consideration payable, to be in the range of $0.16 to $0.18.” This EPS estimate includes approximately $0.02 to $0.03 related to deal and integration costs associated with our acquisition of Sharp.

Conference Call

A conference call, with accompanying presentation slides, will be broadcast live on Thursday, October 25, 2012, at 4:00 p.m. Central Time (5:00 p.m. Eastern Time).  Doug Waggoner, Chief Executive Officer, and Dave Menzel, Chief Financial Officer, will host the call.  To participate in the call, dial (877) 303-6235 (toll free) or (631) 291-4837 (toll) and provide conference ID “Echo Global Logistics.”  To listen to a live webcast of the call, visit the Echo website at http://ir.echo.com.   A replay of the webcast will be available for one year following the live webcast in the Investor Relations section of the Echo website.

Non-GAAP Financial Measures

This release includes the following financial measures defined as “non-GAAP financial measures” by the Securities and Exchange Commission: Non-GAAP Operating Income, Non-GAAP Operating Margin, Non-GAAP Net Income and Non-GAAP Fully Diluted EPS. We refer to Non-GAAP Operating Income, Non-GAAP Operating Margin, Non-GAAP Net Income and Non-GAAP Fully Diluted EPS to describe earnings and earnings per share excluding the effects of changes in contingent consideration payable.  We believe that Non-GAAP Operating Income, Non-GAAP Operating Margin, Non-GAAP Net Income and Non-GAAP Fully Diluted EPS provide useful information to investors because they provide information about the financial performance of the Company’s ongoing business.

Non-GAAP Operating Income, Non-GAAP Operating Margin, Non-GAAP Net Income and Non-GAAP Fully Diluted EPS are used by management in its financial and operational decision-making and evaluation of overall operating performance. Non-GAAP Operating Income, Non-GAAP Operating Margin, Non-GAAP Net Income and Non-GAAP Fully Diluted EPS may be different from similar measures used by other companies. The presentation of this financial information, which is not prepared under any comprehensive set of accounting rules or principles, is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with generally accepted accounting principles. For a reconciliation of each non-GAAP financial measure to the nearest comparable GAAP measure, see “Reconciliation to GAAP Operating Income, Operating Margin, Net Income and Fully Diluted EPS” included in this release.

Forward-Looking Statements

This release contains statements relating to future results. These statements are forward-looking statements under the federal securities laws. We can give no assurance that any future results discussed in these statements will be achieved. Any forward-looking statements represent our views only as of today and should not be relied upon as representing our views as of any subsequent date. These statements are subject to a variety of risks and uncertainties that could cause our actual results to differ materially from the statements contained in this release. For a discussion of important factors that could affect our actual results, please refer to our SEC filings, including the “Risk Factors” section of the most recent Form 10-K we filed with the SEC.

Echo Global Logistics, Inc.

Condensed Consolidated Statements of Operations

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
	(Unaudited)		(Unaudited)
REVENUE	$192,737,761	$158,956,001	$546,537,567	$439,906,043

COSTS AND EXPENSES
Transportation costs	156,145,239	128,336,597	442,475,163	354,474,127
Selling, general, and administrative expenses	27,977,727	22,994,195	80,324,572	65,540,057
Depreciation and amortization	2,294,608	2,174,371	6,510,261	6,152,762
INCOME FROM OPERATIONS	6,320,187	5,450,838	17,227,571	13,739,097
OTHER EXPENSE	(121,857)	(80,273)	(359,831)	(219,291)
INCOME BEFORE PROVISION FOR INCOME TAXES	6,198,330	5,370,565	16,867,740	13,519,806
INCOME TAX EXPENSE	(2,381,394)	(1,991,064)	(6,336,180)	(5,003,592)
NET INCOME	$3,816,936	$3,379,501	$10,531,560	$8,516,214

Basic net income per share	$0.17	$0.15	$0.47	$0.38
Diluted net income per share	$0.17	$0.15	$0.46	$0.38

Echo Global Logistics, Inc.

Condensed Consolidated Balance Sheets

	September 30,
	2012	December 31,
	(Unaudited)	2011
Cash and cash equivalents	$48,167,633	$47,007,309
Accounts receivable, net of allowance for doubtful accounts	100,442,704	89,191,456
Prepaid expenses	2,465,107	4,634,612
Other current assets	139,419	800,648
Total long term assets	63,189,069	58,864,061
Total assets	$214,403,932	$200,498,086

Accounts payable — trade	$60,331,993	$59,949,927
Current maturities of capital lease obligations	43,398	175,166
Other liabilites	12,026,484	10,474,434
Deferred income taxes	2,613,046	2,979,483
Long term liabilities	5,808,848	7,597,478
Stockholders’ equity	133,580,163	119,321,598
Total liabilities and stockholders’ equity	$214,403,932	$200,498,086

Echo Global Logistics, Inc.

Condensed Consolidated Statements of Cash Flows

	Nine Months Ended September 30,
	2012	2011
	(Unaudited)	(Unaudited)
Net cash provided by operating activities	$13,045,704	$8,944,787

Net cash used in investing activities	(10,435,299)	(7,717,889)

Net cash provided by (used in) financing activities	(1,450,081)	(254,679)

Increase/(decrease) in cash and cash equivalents	1,160,324	972,219
Cash and cash equivalents, beginning of period	47,007,309	43,218,164
Cash and cash equivalents, end of period	$48,167,633	$44,190,383

About Echo Global Logistics

Echo Global Logistics, based in Chicago, is a leading provider of technology-enabled transportation and supply chain management services.  Echo maintains a proprietary web-based technology platform that compiles and analyzes data from its network of over 24,000 transportation providers to serve its clients’ transportation and supply chain management needs. Echo services clients across a wide range of industries, such as manufacturing, construction, consumer products and retail. For more information on Echo, visit: www.echo.com.

Source: Echo Global Logistics, Inc.

INVESTOR RELATIONS CONTACT:

Suzanne Karpick, Echo Global Logistics, (312) 784-7414

MEDIA CONTACT:

Hanni Itah, SSPR, (847) 415-9324

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